Exhibit (a)(9) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

AMENDMENT #17
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Prudent Global Income Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Real Return Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares
Federated Stock and California Muni Fund
Class A Shares
Class C Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of August, 2008.

WITNESS the due execution hereof this 15th day of August, 2008.

/s/ John F. Donahue	/s/ Charles F. Mansfield, Jr.

John F. Donahue                                                   Charles F. Mansfield, Jr.

/s/ Thomas G. Bigley                                             s/ John E. Murray
Thomas G. Bigley                                                   John E. Murray, Jr.

/s/ John T. Conroy, Jr.                                           s/ R. James Nicholson
John T. Conroy, Jr.                                                 R. James Nicholson

/s/ Nicholas P. Constantakis                                 /s/ Thomas M. O’Neill
Nicholas P. Constantakis                                       Thomas M. O’Neill

/s/ John F. Cunninghan                                          /s/ Marjorie P. Smuts
John F. Cunningham                                               Marjorie P. Smuts

/s/ J. Christopher Donahue                                    /s/ John S. Walsh
J. Christopher Donahue                                          John S. Walsh

/s/ Peter E. Madden                                                 /s/ James F. Will
Peter E. Madden                                                       James F. Will